Exhibit 99.1

news release

Ovintiv Announces Results of Annual Meeting

DENVER, April 29, 2021 – Ovintiv Inc. (NYSE, TSX: OVV) today announced that the following matters, as further described in the Company’s Proxy Statement filed on March 12, 2021 (the “Proxy Statement”), were voted upon at its 2021 Annual Meeting of Shareholders held on April 28, 2021.

1.	Election of Directors

Each nominee listed in the Proxy Statement was elected as a director of the Company. The results of the vote by ballot were as follows:

Name of Nominee	Votes For	Percent	Votes Against	Percent
Peter A. Dea	124,840,095	82.41%	26,650,131	17.59%
Meg A. Gentle	151,565,268	99.41%	899,878	0.59%
Howard J. Mayson	131,218,947	86.04%	21,282,697	13.96%
Lee A. McIntire	129,230,647	84.74%	23,265,857	15.26%
Katherine L. Minyard	151,508,527	99.36%	981,328	0.64%
Steven W. Nance	132,089,940	86.62%	20,408,379	13.38%
Suzanne P. Nimocks	147,477,878	96.71%	5,023,606	3.29%
Thomas G. Ricks	127,657,137	83.71%	24,843,191	16.29%
Brian G. Shaw	151,601,939	99.41%	898,025	0.59%
Douglas J. Suttles	151,395,423	99.25%	1,142,710	0.75%
Bruce G. Waterman	150,306,874	98.56%	2,192,207	1.44%

2.	Advisory Vote to Approve Compensation of Named Executive Officers

The results of the non-binding advisory vote for the compensation of the Company’s named executive officers were as follows:

Votes For	Percent	Votes Against	Percent
116,378,475	76.34%	36,075,631	23.66%

3.	Ratify PricewaterhouseCoopers LLP as Independent Auditors

The results for the ratification of PricewaterhouseCoopers LLP, Chartered Accountants, as the Company’s independent auditors were as follows:

Votes For	Percent	Votes Against	Percent
169,050,488	97.49%	4,353,795	2.51%

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252